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                                                                 Exhibit (d)(v)

                                   SCHEDULE A
                          INVESTMENT ADVISORY AGREEMENT

FUND                                                                         FUND EFFECTIVE DATE
----                                                                         -------------------
Schwab California Municipal Money Fund                                       November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                                              November 5, 1991

Schwab Value Advantage Money Fund                                            February 7, 1992

Schwab Retirement Advantage Money Fund (Formerly Schwab Institutional        November 26, 1993
Advantage Money Fund)

Schwab Retirement Money Fund                                                 November 26, 1993

Schwab New York Municipal Money Fund                                         November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab Government Cash Reserves Fund                                         October 20, 1997

Schwab New Jersey Municipal Money Fund                                       January 20, 1998

Schwab Pennsylvania Municipal Money Fund                                     January 20, 1998

Schwab Florida Municipal Money Fund                                          February 16, 1998

Schwab Massachusetts Municipal Money Fund                                    April 21, 2003

Schwab Cash Reserves                                                         July 9, 2004

Schwab Advisor Cash Reserves                                                 July 9, 2004

                                            THE CHARLES SCHWAB FAMILY OF FUNDS

                                            By: /s/ Stephen B. Ward
                                                ---------------------------
                                                Stephen B. Ward,
                                                Senior Vice President
                                                and Chief Investment Officer

                                            CHARLES SCHWAB & CO., INC.

                                            By: /s/ Randall W. Merk
                                                ---------------------------
                                                Randall W. Merk,
                                                Executive Vice President

Dated as of July 9, 2004